LOAN AGREEMENT

This Loan Agreement dated December 27, 2011 (the “Effective Date”) by and between Horne International, Inc. (the “Borrower”), a Delaware corporation, with offices located at 3975 University Drive, Suite 100, Fairfax, VA 22030 and Darryl K. Horne (the “Lender”), with an address of 1732 Brookside Lane, Vienna, VA 22182.

WHEREAS, the Borrower desires that the Lender make a loan in the amount of Fifty Thousand Dollars ($50,000.00) to the Borrower; and

WHEREAS, the Lender is willing to make such a loan, subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. . The following terms shall have the meanings herein specified:

1.1      "Common Stock" means authorized Common Stock of the Company.

1.2.      "Conversion Notice" shall have the meaning set forth in Section 3.

1.3      "Conversion Price" shall mean the per share price(s) at which some or all of the Principal Amount plus all accrued interest thereon is converted or convertible pursuant to Section 3.

1.4      "Event of Default" means an event specified in Section 6 hereof.

1.5      "Lender" means the Payee, and each endorsee, pledgee, assignee, owner and   holder of this Note, as such; and any consent, waiver or agreement in writing by the then Holder with respect to any matter or thing in connection with this Note, whether altering any provision hereof or otherwise, shall bind all subsequent Holders. Notwithstanding the foregoing, the Company may treat the registered holder of this Note as the Holder for all purposes.

1.6      "Principal Amount" shall have the meaning set forth in the initial paragraph.

1.7      "Person" means an individual, trust, partnership, firm, association, corporation or other organization or a government or governmental authority.

2.	Amount and Terms of Loan.
2.1	The Loan. The “Loan” hereunder shall mean the loan by the Lender to the Borrower in the principal amount of Fifty Thousand Dollars ($50,000.00).

2.2
The Note.  The Loan shall be evidenced by a promissory note which note shall be executed by the Borrower as of the Effective Date.  Every term contained in the Note shall be deemed incorporated into this Agreement.  To the extent any provision of the Note shall be deemed to be inconsistent with the provisions of this Agreement however, the provisions of this Agreement shall control.

2.3
Interest.  The outstanding principal balance of the Loan and any other obligations arising under this Agreement shall bear interest at the rate of 7% per annum.  Interest on the Loan shall be calculated on the basis of a 360 day year and the actual number of days elapsed.  Accrued interest shall be paid on a quarterly basis over the course of the loan on the last day of the quarter as defined herein beginning on March 31, 2012.  The end of each fiscal quarter shall be defined as March 31, June 30, September 30, and December 31.

2.4	Repayment of Principal. Except as otherwise provided in this Agreement, repayment of principal shall be due and payable as follows:
2.4.1	Payments shall be made on the last day of the fiscal quarter as defined herein in equal installments of Six Thousand Two Hundred Fifty Dollars ($6250.00) plus accrued interest as described herein.
2.4.2	In lieu of cash payments, the Lender shall have the option to convert the entire principal loan balance to Horne International Inc. common stock as described in paragraph 3 herein.
2.4.3	The Borrower may prepay any part or all of the Loan, including interest, without penalty or premium at any time.
2.5
Acceleration.  Notwithstanding anything set forth in this Section 1, immediately upon the occurrence of any Event of Default and during any continuance thereof, the Lender may declare the Loan, all interest thereon and all other amounts and obligations payable to be forthwith due and payable to the Lender or may take any other action as provided herein.

3.	Conversion of the Note.

3.1  Election to Convert .  Lender may, at its option exercisable by written notice (the "Conversion Notice") to the Company at any time prior to payment in full hereof, elect to convert all or any part of the entire outstanding principal amount of this Note into shares of Horne International Inc. Common Stock at a conversion price equal to the greater of $.10 per share or thirty percent (30%) below the market price on the date of conversion.

3.2   Delivery of Conversion Shares. The Capital Stock issued on conversion of this Note (the "Conversion Shares") shall be delivered as follows:

As promptly as practicable after conversion, the Company shall deliver to Lender, or to such person or persons as are designated by Holder in the Conversion Notice, a certificate or certificates representing the number of shares of Stock into which this Note or portion thereof is to be converted in such name or names as are specified in the Conversion Notice, together with, in the case of conversion of the entire remaining principal balance hereof, any cash payable in respect of a fractional share. Such conversion shall be deemed to have been effected at the close of business on the date when this Note shall have been surrendered to the Company for conversion, so that the person entitled to receive such Conversion Shares shall be treated for all purposes as having become the record holder of such Conversion Shares at such time.  In the event that less than the entire outstanding principal of this Note is converted hereunder, this Note shall not be surrendered for cancellation but shall have the fact and amount of conversion recorded on the face of this Note by writing acknowledged by Holder and the Company. If less than the entire principal balance of this Note is converted, the amount of principal converted shall be reduced to the nearest amount that results in no fractional shares.

3.3 Reservation of Shares. The Company agrees that, during the period within which this Note may be converted, the Company will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of this Note, Common Stock as from time to time shall be receivable upon the conversion of this Note, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and free and clear of all pre-emptive rights. The Company agrees that the Conversion Shares shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and the Company will take all such action as may be necessary to assure that the stated value or par value per share of the Conversion Shares is at all times equal to or less than the Conversion Price.

4.	Representations and Warranties of Borrower. The Borrower represents and warrants to Lender as follows:
4.1           Authority.  The Borrower has the requisite legal capacity to own its assets, to borrow money, to execute, deliver and perform each of the Loan Documents to which it is a party and all other documents, certificates and instruments delivered in connection therewith, and to effect and carry out the transactions contemplated herein and therein.  Each Loan Document has been duly authorized and, when executed and delivered, will be a valid and legally binding instrument enforceable against Borrower in accordance with its terms.  The execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby will not violate (i) any law, order, rule or regulation or determination of an arbitrator, court, or other governmental agency, applicable upon the Borrower or any of the Borrower’s property or as to which the Borrower or any of the Borrower’s property is subject, or (ii) any provision of any agreement, instrument, or undertaking to which the Borrower is a party or by which the Borrower or any of the Borrower’s property is bound and will not result in the creation or imposition of any lien upon any of the property of the Borrower other than those in favor of the Lender pursuant to the Loan Documents.  No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required in connection with the execution and delivery of the Loan Documents and the performance of any obligations contemplated thereby.

4.2          Litigation.  There are no actions, suits, proceedings or governmental investigations or inquiries pending, or to the best knowledge of the Borrower, threatened against the Borrower or the Lender that could, if adversely determined, have a material adverse effect on the performance of any obligation contemplated in or arising under the Loan Documents.

4.3	No Defaults.
4.3.1
The Borrower is not a party to any contractual obligation the compliance with which would have a material adverse effort or the performance of which, either unconditionally or upon the happening of an event, will result in the creation of a lien other than a lien granted pursuant to a Loan Document created in accordance with this Agreement on the property or assets of the Borrower.

4.3.2
The Borrower is not in default under or with respect to any contractual obligation owed by the Borrower and, to the knowledge of the Borrower no other party is in default under or with respect to any contractual obligation owed to the Borrower, other than those defaults which in the aggregate shall have no material adverse effect on the Borrower, the Pledged Security or other property and assets of the Borrower, or the Lender.

5.	Covenants of the Borrower.
5.1	The Borrower covenants and agrees that until full and complete performance by the Borrower of all obligations arising under the Loan and the Loan Documents, the Borrower shall:
a.
Cooperate with the Lender and execute  such further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by the Loan Documents;

b.
As soon as possible and in any event within two (2) business days after acquiring knowledge thereof notify the Lender in writing of the occurrence of any Default or Event of Default on this or any other obligation of the Borrower;

c.	Cause to be promptly delivered to the Lender copies of all written notices, and notice of any oral notices, received by the Borrower with respect to the Pledged Security;
d.	Promptly provide the Lender with such other information respecting condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.
a.
The Borrower covenants and agrees that until full and complete performance by the Borrower of all obligations arising under the Loan and the Loan Documents have been satisfied by the Borrower, the Borrower shall not sell or transfer shares of Borrower which may adversely affect the ability of the Lender to sell or dispose of the Pledged Security in accordance with the terms of this Agreement and the Loan Documents.

5.2	Compliance with the Law. The Borrower shall comply in all material respects with all requirements of law, contractual obligations, commitments, instruments, licenses, permits and franchises.
5.3	Payment of Taxes. The Borrower shall pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies.
5.4	Indebtedness. The Borrower shall not create or suffer to exist any indebtedness except:
a.	The Loan;
b.	Current liabilities in respect of taxes, assessments and governmental charges or levies incurred; and
c.	Indebtedness existing on the Effective Date; and
d.	Indebtedness not exceeding One Million Dollars ($1,000,000.00) in the aggregate.

6.	Events of Default.
6.1	Each of the following shall constitute an “Event of Default”:
a.	The Borrower shall fail to make any payment of principal or interest on the Loan or other amounts due under the Loan Documents on the date which such payment is due;
b.
The Borrower shall fail to perform any term, covenant or agreement contains herein or the Borrower shall fail to perform any other term, covenant or agreement contained herein or in any Loan Document and such failure shall continue for fifteen (15) days after notice to the Borrower by the Lender;

c.	Any representation or warranty of the Borrower in any Loan Document shall prove to have been false in any material respect upon the date when made;
d.
The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (ii) be generally unable to pay the Borrower’s debts as such debts become due; (iii) make a general assignment for the benefit of Borrower’s creditors; (iv) commence a voluntary case under the United States Bankruptcy code; (v) file a petition seeking to take advantage of any other law of any jurisdiction relating to bankruptcy, insolvency or composition or readjustment of debts; (vi) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court seeking the liquidation of the Borrowers assets, or the composition or readjustment of the Borrowers debts, the appointment of a trustee, receiver, custodian, liquidator or the like, or any similar relief in respect of the Borrowers under any law of any jurisdiction;

6.2
Remedies Upon Default.  Immediately upon the occurrence of any Event of Default and during the continuance thereof, the Lender may declare the Loan, all interest hereon and all other amounts and obligations payable under any Loan Document to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower.

7.	Miscellaneous.
7.1
Expenses.  Whether or not any advances are made pursuant to the Loan, the Borrower agrees to pay all costs and expenses in connection with the preparation, delivery, administration and enforcement of the Loan and the perfection and continuation of the security interest in the Pledged Security.

7.2
Governing Law.  This Agreement and all other Loan Documents are contracts under the laws of the Commonwealth of Virginia and shall for all purposes be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its principals of conflicts of laws.  The Borrower and the Lender hereby submit to the jurisdiction of the Circuit Court for Fairfax County, Virginia for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

7.3
Waivers.  No course of dealing between any of the Borrower and the Lender, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of the Lender hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise or the exercise of any other right, power or privilege.

7.4
Severability.  The provisions of this Agreement are severable.  If any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement in any jurisdiction.

7.5
Notices.  All notices and other communications made or required to be given pursuant to the Loan Documents shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (with confirmation of receipt), or delivered by overnight courier service, or mailed by registered or certified mail, postage prepaid to the parties at the address stated above in this Agreement.

7.6
Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto; provided, however, that the Borrower may not assign any rights or obligations hereunder without the written consent of the Lender.

7.7	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one document.
7.8
Termination.  This Agreement shall terminate upon irrevocable payment in cash in full of all obligations or upon the conversion of the outstanding debt to Horne International Inc. Common Stock, at which time the Lender will deliver or release all of the Pledged Security being held hereunder to the Borrower.

7.9	Prior Agreements. This Agreement supersedes all prior Loan Agreements and other agreements, written or oral, pertaining to the subject matter herein.

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and delivered as of the day and year first written above.

BORROWER:	LENDER:

Signature on File /E Auld-Susott	Signature on File/ D Horne
Signature	Signature

Evan Auld-Susott, CEO	Darryl K. Horne

Printed Name and Title	Printed Name

12/29/2011	12/29/2011

Date	Date